Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 30, 2024, relating to the financial statements of Translational Development Acquisition Corp., as of December 31, 2023 and 2022, for the year ended December 31, 2023, and for the period from April 19, 2022 (inception) through December 31, 2022. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 21, 2024